UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form	8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934
Invitation Homes Inc.
(Exact Name of Registrant as Specified in its charter)

Maryland	90-0939055
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5420 LBJ Freeway, Suite 600
Dallas, Texas 75240
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common stock, $0.01 par value	INVH	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT
EXPLANATORY NOTE
This Registration Statement on Form 8-A is being filed by Invitation Homes Inc. (the “Registrant”) in connection with the supplementary listing of the Registrant’s common shares, $0.01 par value (the “Common Shares”), with NYSE Texas, Inc. (the “NYSE Texas”). The Registrant is maintaining its listing on the New York Stock Exchange, where the Common Shares trade under the symbol “INVH.”

Item 1.	Description of Registrant’s Securities to be Registered.
The description of the Common Shares set forth in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 19, 2020, as such description may be amended or supplemented from time to time, is incorporated herein by reference.
The Registrant expects its Common Shares to commence trading on the NYSE Texas on August 15, 2025, under the symbol “INVH.”

Item 2.	Exhibits.
Pursuant to the Instructions as to Exhibits to Form 8-A, no exhibits are required to be filed with this Form 8-A because no other securities of the Registrant are registered on the NYSE Texas, and the Common Shares are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
	Date:	August 14, 2025